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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                January 23, 2001



NetZero, Inc.
2555 Townsgate Road
Westlake Village, California 91361

               Re: NETZERO, INC.- REGISTRATION STATEMENT FOR OFFERING OF AN AGGREGATE OF 816,213 SHARES OF COMMON STOCK


Dear Ladies and Gentlemen:

               We have acted as counsel to NetZero, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 816,213 shares of the Company's common stock (the "Shares") issuable pursuant to outstanding options under the RocketCash Corporation 1999 Stock Plan as assumed by the Company in connection with the Company's acquisition of RocketCash Corporation through a merger transaction (the "Assumed Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, and we consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Company's assumption of the Assumed Plan and the options outstanding thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the Assumed Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Plan or the Shares.



                                          Very truly yours,


                                          BROBECK, PHLEGER & HARRISON LLP